EXHIBIT 4.1 (ii)

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of November 29, 2018, among
Diebold Nixdorf, Incorporated (f/k/a Diebold, Incorporated), an Ohio corporation (the “Company”), Griffin
Technology Incorporated, a New York corporation (“Griffin”), Pioneer Systems, Inc., a Pennsylvania corporation
(“Pioneer”), and York Safe & Lock Company, a Pennsylvania corporation (collectively with Griffin and Pioneer, the “Guaranteeing Subsidiaries”), each a subsidiary of the Company, and U.S. Bank National Association, as trustee
(the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below)
has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 19, 2016, providing for the issuance of an unlimited aggregate principal amount of 8.5% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. Each of the Guaranteeing Subsidiaries hereby agrees to be a Guarantor under the
Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND WILL
BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE
HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,
ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR
RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE
GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7. The Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental
Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the
Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv)
the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DIEBOLD NIXDORF, INCORPORATED

By:  /s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Senior Vice President, Chief Legal
Officer and General Counsel

GRIFFIN TECHNOLOGY INCORPORATED

By:  /s/ Rachael Mauk
Name: Rachael Mauk
Title: Vice President and Secretary

PIONEER SYSTEMS, INC.

By:  /s/ Rachael Mauk
Name: Rachael Mauk
Title: Vice President and Secretary

YORK SAFE & LOCK COMPANY

By:  /s/ Rachael Mauk
Name: Rachael Mauk
Title: Vice President and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:  /s/ David A. Schlabach
Name: David A. Schlabach
Title: Vice President